Exhibit 99.1

G r e y W o l f	P r e s s R e l e a s e Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer

AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — FEBRUARY 22, 2006, GREY WOLF, INC. ANNOUNCES RECORD OPERATING RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2005
Houston, Texas, February 22, 2006 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW) reported net income of $38.2 million, or $0.17 per share on a diluted basis, for the three months ended December 31, 2005 compared with net income of $10.5 million, or $0.05 per share on a diluted basis, for the fourth quarter of 2004. Revenues for the fourth quarter of 2005 were $204.1 million compared with revenues for the fourth quarter of 2004 of $129.4 million.
For the year ended December 31, 2005, Grey Wolf reported net income of $120.6 million, or $0.54 per share on a diluted basis, on revenues of $697.0 million. This compares with net income of $8.1 million, or $0.04 per share on a diluted basis, on revenues of $424.6 million for the year ended December 31, 2004.
“Grey Wolf produced record results for revenue, net income, and EBITDA for the third consecutive quarter and completed 2005 with the best annual results in the Company’s history,” commented Tom Richards, Chairman, President and Chief Executive Officer. “Our revenue increased 64% from 2004 and net income was 76% greater than our previous high in 2001, supported by continued strength in both turnkey and daywork operations. In addition, while our average working rig count increased by 17 in 2005, our ongoing commitment to rig safety led to an 18% reduction in our recordable incident rate for the year.”
The Company reported record total earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) of $81.2 million in the fourth quarter of 2005, up from $69.2 million the previous quarter and $32.7 million for the fourth quarter of 2004. On a per-rig-day basis, EBITDA was $8,212 for the fourth quarter of 2005, $7,317 for the third quarter of 2005 and $3,725 for the fourth quarter of 2004. Turnkey EBITDA per rig day in the fourth quarter was $16,031 and daywork EBITDA per rig day totaled $7,253. Daywork and turnkey EBITDA and EBITDA per rig day were the highest in the Company’s history. Total EBITDA reported for 2005 was $265.8 million.
Grey Wolf averaged 108 rigs working in the fourth quarter of 2005. This compares with an average of 103 rigs working in the third quarter of 2005 and 96 rigs working during the fourth quarter of 2004. The Company has refurbished and reactivated three rigs under term contracts since the end of the third quarter of 2005. Leading edge rates are currently $17,500 to $25,000 per day without fuel or top drives.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 22, 2006
Mr. Richards commented, “We are also pleased to announce that Grey Wolf recently entered into agreements to purchase four new 1,500 horsepower rigs that will be delivered throughout the fourth quarter of 2006. The cost of these four rigs is projected at $15 million each. These new rigs are designed to enhance safety, increase the efficiency of rig moves, and maximize performance for our customers, who have signed three-year term contracts for each of these rigs. These term contracts provide solid returns on the capital invested and, in the aggregate, should recover the purchase price after projected operating expenses.”
In early 2006, the Company completed the sale of five rigs that were previously held for future refurbishment for an aggregate purchase price of $15.3 million. The sale to a private company, resulted in a pre-tax gain of $9.4 million, which will be included in the first quarter 2006 results. In addition, the Company reviewed the remaining eleven rigs held for refurbishment and determined to utilize the component parts of seven of these rigs as spare equipment. There was no current financial statement impact as a result of this decision.
After this sale and the reclassification of the component parts of seven rigs to spare equipment, Grey Wolf’s rig fleet includes 111 marketed rigs and four rigs available for refurbishment. The Company intends in 2006 to reactivate all four of its remaining rigs available for refurbishment, significantly upgrading each at an average capital expenditure estimated to be $11.4 million. Two of these rigs have been committed under term contracts to commence operations in the first and second quarters when the upgrades are completed. It is expected in the aggregate that the term contracts will recover, after projected operating expense, all of the incremental capital expended in their redeployment. The reactivation of these four rigs and the delivery of four new rigs will increase the marketed rig fleet to 119.
Grey Wolf continues to enter into long-term contracts and, as of February 22, 2006, has 68 rigs working under such contracts. A majority of these contracts end at various times over the next twelve months providing an opportunity to reprice at then-current market rates. Grey Wolf has had or will have the opportunity to reprice 53% of the term contracts in the first and second quarters of 2006. The long-term contracts that have been renewed over the past two months have experienced an average increase in the contracted revenue per day of $5,500. The Company has approximately 20,500 days or an average of 56 rigs contracted for 2006 and 8,000 days or an average of 22 rigs committed under term contracts in 2007.
Capital expenditures totaled $131.4 million in 2005, including $32.1 million during the fourth quarter. Based upon the refurbishment plans and the purchase of four new rigs, capital expenditures for 2006 are currently projected to be $180.0 million to $190.0 million. This projection is subject to the ultimate number of rigs purchased or returned to service during 2006.
In November 2005, the Company implemented a two-year employee retention and incentive program for its experienced rig-based personnel. The purpose of this program is to retain key operational personnel on our rigs and reduce the cost of turnover and improve safety and efficiency at the rig site. The covered employees will receive a retention bonus payment at the end of the first and second years of continuous service with the Company. The program had a $200 per rig day impact on operating costs during the fourth quarter of 2005 and is expected to have an estimated $300 per rig day impact on operating costs in 2006.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 22, 2006
An estimate of results for the first quarter of 2006 has been prepared based on anticipated levels of activity and dayrates. During the first quarter of 2006, the Company expects to average 108 rigs working and to generate EBITDA of approximately $85.0 million. The Company expects depreciation expense of approximately $17.2 million and interest expense of approximately $3.3 million in the first quarter of 2006. Net income per share is expected to be approximately $0.18 on a diluted basis, using a tax rate of approximately 37% based upon the expected net income of $40.3 million. These projected results do not include an after tax gain of $5.9 million ($0.02 per diluted share) on the sale of the five rigs.
Grey Wolf has scheduled a conference call February 23, 2006 at 9:00 a.m. CT to discuss fourth quarter and year-end 2005 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (800) 737-8127 domestically or (415) 537-1907 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21281442. A replay of the conference call will be available by telephone from 11:00 a.m. CT on February 23, 2006 until 11:00 a.m. CT on February 25, 2006. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21281442. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding demand for the Company’s services, spending by customers, the availability and financial terms of term contracts, first quarter 2006 rig activity, dayrates and financial results, projected net income and net income per share, projected EBITDA, projected tax rate, projected interest expense, expected rig refurbishment and new rig delivery schedule and costs, expected uses of our cash flow from operations, the sufficiency of our capital resources and liquidity, projected depreciation and capital expenditures in 2006. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a current total drilling rig fleet of 115, which will increase to 119 with the expected addition of four new rigs later this year.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 22, 2006

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In thousands, except per share amounts)
	(Unaudited)		(Unaudited)

Revenues	$204,149	$129,394	$696,979	$424,634
Costs and expenses:
Drilling operations	119,846	93,258	418,644	327,797
Depreciation and amortization	16,469	13,995	61,279	55,329
General and administrative	4,563	3,632	16,248	13,317
(Gain) loss on the sale of assets	(110)	24	(115)	(45)

Total costs and expenses	140,768	110,909	496,056	396,398

Operating income (loss)	63,381	18,485	200,923	28,236
Other income (expense):
Interest income	1,387	267	3,573	777
Interest expense	(3,034)	(2,485)	(11,364)	(14,759)

Other income (expense), net	(1,647)	(2,218)	(7,791)	(13,982)

Net income before income taxes	61,734	16,267	193,132	14,254
Income taxes expense:
Current	9,072	200	11,717	200
Deferred	14,481	5,538	60,778	5,976

Total income tax expense (benefit)	23,553	5,738	72,495	6,176

Net income applicable to common shares	$38,181	$10,529	$120,637	$8,078

Net income per common share:(1)
Basic	$0.20	$0.06	$0.63	$0.04

Diluted	$0.17	$0.05	$0.54	$0.04

Weighted average common shares outstanding:
Basic	192,413	188,932	191,364	185,868

Diluted	236,327	233,138	235,412	187,654

	Three Months Ended
	December 31,
	2005	2004

Marketed Rigs at December 31, 2005	110	99

Average Rigs Working:
Ark-La-Tex	21	21
Gulf Coast	26	22
South Texas	29	28
Rocky Mountain	16	14
Mexico	1	1
Mid-Continent	15	10

Total Average Rigs Working(2)	108	96

(1)	Please see “Computation of Earnings Per Share” included in this release.

(2)	For the week ending February 16, 2006, the Company averaged 110 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 22, 2006
Operating data comparison for the three months ended December 31, 2005 and 2004.

	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)

Rig days worked	8,811	1,081	9,892	8,062	729	8,791

Contract drilling revenue	$152,137	$52,012	$204,149	$100,400	$28,994	$129,394
Drilling operating expenses	(85,494)	(34,353)	(119,847)	(69,952)	(23,306)	(93,258)
General and administrative expenses	(4,075)	(488)	(4,563)	(3,341)	(291)	(3,632)
Interest income	1,236	151	1,387	245	22	267
Gain (loss) on sale of assets	103	8	111	(27)	3	(24)

EBITDA	$63,907	$17,330	$81,237	$27,325	$5,422	$32,747

Average per rig day worked:
Contract drilling revenue	$17,267	$48,115	$20,638	$12,453	$39,772	$14,719
EBITDA	7,253	16,031	8,212	3,389	7,438	3,725
Operating data comparison for the twelve months ended December 31, 2005 and 2004.

	Year Ended			Year Ended
	December 31, 2005			December 31, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)

Rig days worked	33,718	3,511	37,229	27,616	3,561	31,177

Contract drilling revenue	$538,250	$158,729	$696,979	$308,851	$115,783	$424,634
Drilling operating expenses	(308,708)	(109,936)	(418,644)	(234,630)	(93,167)	(327,797)
General and administrative expenses	(14,750)	(1,498)	(16,248)	(11,935)	(1,382)	(13,317)
Interest income	3,236	337	3,573	691	86	777
Gain (loss) on sale of assets	111	4	115	34	11	45

EBITDA	$218,139	$47,636	$265,775	$63,011	$21,331	$84,342

Average per rig day worked:
Contract drilling revenue	$15,963	$45,209	$18,721	$11,184	$32,515	$13,620
EBITDA	6,470	13,568	7,139	2,282	5,990	2,705

(1)	Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 22, 2006
Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
applicable to common shares
(In thousands)

	Three Months Ended				Twelve Months Ended
	March 31,
	2006	December 31,	September 30,	December 31,	December 31,	December 31,
	(projected)	2005	2005	2004	2005	2004
Earnings before interest expense, taxes, depreciation, and amortization	$84,950	$81,237	$69,247	$32,747	$265,775	$84,342
Depreciation and amortization	(17,190)	(16,469)	(15,676)	(13,995)	(61,279)	(55,329)
Interest expense	(3,285)	(3,034)	(2,910)	(2,485)	(11,364)	(14,759)
Total income tax expense	(24,204)	(23,553)	(18,882)	(5,738)	(72,495)	(6,176)

Net income applicable to common shares	$40,271	$38,181	$31,779	$10,529	$120,637	$8,078

	December 31,	December 31,
	2005	2004
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$173,145	$71,710
Restricted cash	780	758
Other current assets	171,670	106,212

Total current assets	345,595	178,680
Net property and equipment	499,965	437,330
Other assets	23,475	19,866

Total assets	$869,035	$635,876

Current liabilities	$95,149	$60,584
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	12,403	7,509
Deferred income taxes	117,251	55,301
Shareholders’ equity	369,232	237,482

Total liabilities and equity	$869,035	$635,876

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 22, 2006
Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Numerator:
Net income	$38,181	$10,529	$120,637	$8,078

Add interest expense on contingent convertible senior notes, net of related tax effects: (1)	1,780	1,445	6,596	—

Adjusted net income — diluted	$39,961	$11,974	$127,233	$8,078

Denominator:
Weighted average number of shares outstanding — basic	192,413	188,932	191,364	185,868

Effect of dilutive securities: (1)
Options-treasury stock method	1,399	1,749	1,552	1,786
Restricted stock	58	—	39	—
Contingent convertible senior notes	42,457	42,457	42,457	—

Weighted average common shares outstanding — diluted	236,327	233,138	235,412	187,654

Earnings per share:
Basic	$0.20	$0.06	$0.63	$0.04

Diluted	$0.17	$0.05	$0.54	$0.04

(1)	For periods where amounts are not shown, the appropriate security was either not outstanding or was not dilutive. Please see our latest 10-Q for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com